UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    June 24, 1998
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On June 24, 1998, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of $750.0 million of five-year, floating rate credit card asset backed securities. MBNA America transferred credit card receivables to MBNA Master Credit Card
Trust II which issued Series 1998-C. The transaction had two classes of publicly traded securities (Class A and Class B), and a separate, privately placed, collateral invested amount.

     Series 1998-C consists of $637.5 million Class A (senior) floating rate asset backed certificates and $56.25 million Class B (subordinate) floating rate asset backed certificates. The privately placed, floating rate collateral invested amount was issued in the amount of $56.25 million and is subordinate to the Class A and Class B asset backed certificates. The 5.0 year Class A certificates accrue interest at 8 basis points over the one month London Interbank Offered Rate ("LIBOR") and were priced at par. The 5.0 year Class B certificates accrue interest at 25 basis points over the one month LIBOR and were priced at par. MBNA America retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 1998-C.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                       MBNA CORPORATION


Date: June 24, 1998                            By: /s/ M. Scot Kaufman
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                                                       M. Scot Kaufman
                                                   Executive Vice President
                                                  and Chief Financial Officer